AGREEMENT AND PLAN FOR CORPORATE SEPARATION



1    Date of Agreement.  The date of this Agreement is the 30th day of September, 2003.

2    Parties.

     2.1   GAVELLA CORP., a Delaware corporation, with  address

at  215  West  Main  Street,  Maple Shade,  New  Jersey,  08052

("Gavella");

     2.2    SPRING   VILLAGE  HOLDINGS,  INC.,  a  New   Jersey

corporation, with address at 215 West Main Street, Maple Shade,

New Jersey, 08052 ("Spring Village"); and

     2.3  BARTRAM HOLDINGS, INC.., a Delaware corporation, with address at 215 West Main Street, Maple Shade, New Jersey, 08052

("Bartram").

3    Background.

     3.1   100%  of the outstanding shares of common  stock  of

Spring Village are owned by Gavella;

     3.2   Gavella is engaged in the separate businesses of (i)

owning  and  operating income producing properties through  its ownership  of  Spring  Village,  and  (ii)  an  investment  and consulting business.

     3.3   The directors of Gavella have agreed upon a division

of  the  business  of  Gavella so that the business  of  Spring

Village  will be owned in a separate corporate form by Bartram,

and  the  consulting  business will continue  to  be  owned  by

Gavella.

4     Plan  of  Corporate Separation.   The following  Plan  of

Corporate Separation, hereinafter referred to as the "Plan", is hereby approved, adopted and agreed upon:

     4.1   Organization of BARTRAM HOLDINGS, INC..  Gavella shall

cause to be organized, under the laws of the State of Delaware, a new corporation known as BARTRAM HOLDINGS, INC.., with powers and capitalization  as set forth in the certificate of  incorporation

attached  hereto as Schedule 4.1.    Of the 15,000,000 authorized

shares of Bartram, 6,500,000 shares shall be issued and delivered to Gavella in fully paid, non-assessable certificates.

     4.2   Transfer  of Assets to Bartram.  In exchange  for  the

6,500,000  shares  of  Bartram, Gavella shall  assign,  transfer,

convey  and deliver to Bartram a promissory note dated  September

30,  2003  in  the amount of $350,000 from SVG Properties,  Inc.,

plus  500,000  shares  of  the common stock  of  Spring  Village,

representing  100%  of the outstanding stock of  Spring  Village,

subject to all of the liabilities of Spring Village, and  all  of the  obligations of Gavella related to Spring Village,  including the  terms  and conditions of the Stock Pledge Agreement  between

ARCA  Corp.  and Resource Properties XXIII, Inc., as  amended,  a copy of which is attached hereto as Exhibit 4.2.

     4.3   Indemnification by Bartram.  Bartram hereby guarantees

payment  of  all liabilities, obligations, debts and  demands  of

Gavella  related  to  the current and past activities  of  Spring

Village.

     4.4   Closing.  Closing shall take place on October 30, 2003

at  2:00 p.m., and the transactions contemplated by the Plan  and this  Agreement  shall be consummated at the office  of  Gavella.

Each  of  the  parties  shall execute and  deliver  such  further instruments  as may be reasonably requested by the other  parties in order to carry out the purpose and intent of the Plan and this

Agreement.

     4.5   Authorization.  This agreement is  being  executed  by

Gavella  pursuant to a resolution adopted this day at  a  special meeting  of its directors.  This Agreement is also being executed by Bartram pursuant to a resolution adopted this day at a special meeting of its directors.

5     Notices.   All notices, requests, and demands given  to  or

made upon the parties hereto shall, except as otherwise specified herein,  be in writing and be delivered by fax, express delivery,

in  person,  or mailed to any such party at the address  of  such party  set forth in Section 2 Parties above.  Any party  may,  by notice  hereunder to the other party, designate a changed address for  such  party.  Any notice, if faxed, shall be deemed received upon  confirmation  of the receipt thereof; if  sent  by  express delivery, shall be deemed received upon delivery as set forth  on the  express delivery receipt; if personally delivered, shall  be deemed  received upon delivery; and if mailed properly addressed,

postage  prepaid, certified mail, shall be deemed  dispatched  on the  date  stamped on the certified mail receipt,  and  shall  be deemed received the fifth business day thereafter, or when it  is actually  received, whichever is sooner.  Attempted delivery,  in person  or by express delivery at the correct address,  shall  be

deemed  received  on  the date of such attempted  delivery.   All

references  to hours of the day shall mean the official  time  in effect on the date in question in the State of New Jersey.

6     Binding Effect.  This Agreement shall be binding  upon  and inure  to  the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

7    Assignability.  Neither party hereto shall have the right to assign  or  otherwise transfer (by operation of law or otherwise)

its  rights or obligations under this Agreement except  with  the prior written consent of the other party.

8     Captions.   Captions of the sections of this Agreement  are

for convenience and reference only, and the words contained shall not  be held to modify, amplify, or aid in the interpretation  of the provisions of this Agreement.

9     Counterparts and/or Facsimile Signature.     This Agreement

may   be  executed  in  any  number  of  counterparts,  including counterparts transmitted by telecopier or FAX, any one  of  which

shall   constitute   an   original  of  this   Agreement.    When

counterparts  of  facsimile  copies have  been  executed  by  all parties, they shall have the same effect as if the signatures  to each  counterpart or copy were upon the same document and  copies

of  such  documents  shall  be deemed valid  as  originals.   The

parties  agree that all such signatures may be transferred  to  a single document upon the request of any party.

10   Situs.  This Agreement shall be governed by and construed in accordance  with  the  laws of the State of New  Jersey,  without giving effect to conflict of laws.

1.    Arbitration.   Except for obtaining  injunctive  relief  by

either  party  against actual or threatened  conduct  that  would

cause   irreparable   harm  to  that  party,   and   except   for

controversies, disputes or claims under this Agreement related to the  enforceability  of restrictive covenants  relating  to  non-

competition,   any dispute arising between the parties  shall  be

submitted  for arbitration to be administered by the Philadelphia office  of  the  American Arbitration association  on  demand  of either  party.  All such claims shall be heard by one arbitrator.

Such  arbitration proceedings shall be conducted in  Philadelphia or  its  adjacent suburbs, and, except as otherwise  provided  in this  agreement,  shall  be  conducted  in  accordance  with  the

then-current   Commercial  Arbitration  Rules  of  the   American

Arbitration Association.  The arbitrator shall have the right  to award  or  include in its award any relief which he or she  deems proper in the circumstances, including without limitation,  money damages (with interest on unpaid amounts from date due), specific performance,  injunctive relief, reasonable attorneys'  fees  and

costs.   The  award  and  decision of  the  arbitrator  shall  be

conclusive and binding upon all parties hereto and judgment  upon the  award may be entered in any court of competent jurisdiction,

and   each   waives  any  right  to  contest  the   validity   or

enforceability  of such award.  The arbitrator  shall  apply  the provisions of any applicable limitation on the period of time  in which claims must be brought.  The parties further agree that, in connection  with  any  such arbitration  proceeding,  each  shall submit  or  file  any  claim that would constitute  a  compulsory counterclaim (as defined by rule 13 of the federal rules of civil procedure)  within the same proceeding as the claim to  which  it relates.  Any such claim which is not submitted or filed in  such proceeding  shall  be barred.  This provision shall  continue  in

full   force   and   effect  subsequent  to  and  notwithstanding

expiration  or termination of this agreement.  The parties  agree that  arbitration  shall be conducted on  an  individual,  not  a class-wide,  basis and that none of the parties hereto  shall  be entitled  to  consolidation of arbitration proceedings  involving such  parties  with  those  of any third  party,  nor  shall  the arbitrator or any court be empowered to order such consolidation.

2.   Venue. With respect to any claim which will be determined by a  court of competent jurisdiction (excluding the arbitration set

forth   above,  but  not  any  appeal  or  enforcement  of   such

arbitration),  any action, suit, or proceeding  arising  out  of,

based  on,  or in connection with this Agreement may  be  brought only  in the Superior Court of New Jersey, Burlington County,  or

the  United States District Court for the District of New Jersey,

and  each  party covenants and agrees not to assert,  by  way  of motion,  as a defense, or otherwise in any such action, suit,  or proceeding, any claim that it or he is not subject personally  to the  jurisdiction  of such court, that its  or  his  property  is exempt  or immune from attachment or execution, that the  action,

suit, or proceeding is brought in an inconvenient forum, that the venue  of  the action, suit, or proceeding is improper,  or  that this  Agreement or the subject matter hereof may not be  enforced in or by such court.

3.    Non-Waiver.  No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise  of that right, shall constitute a waiver of that or any other right,

unless otherwise expressly provided herein.

4.    Severability.   Whenever possible, each provision  of  this

Agreement  shall be interpreted in such manner as to be effective and  valid  under  applicable law, but if any provision  of  this

Agreement shall be prohibited by or invalid under applicable law,

such  provision shall be ineffective only to the extent  of  such prohibition or invalidity, without invalidating the remainder  of such provision or the remaining provisions of this Agreement.

5.    Modification.  This Agreement may not be and shall  not  be deemed  or  construed to have been modified, amended,  rescinded,

canceled,  or  waived in whole or in part, except  by  a  written instrument signed by the parties hereto.

6.    Entire Agreement.  This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto in  reference  to  all the matters referred to  herein,  and  any

previous    discussions,    promises,    representations,     and

understanding relative thereto are merged into the terms of  this

Agreement and shall have no further force and effect.

     Executed  by  each party as of the day and year first  above written.


GAVELLA CORP.                 	    BARTRAM HOLDINGS, INC..


_____________________________       ________________________________
By:  Harry  J. Santoro, President   By:  Harry J.  Santoro, President


_____________________________      ________________________________
Attest:   Stephen  M.  Robinson,   Attest:   Stephen  M. Robinson,
          Secretary                          Secretary